UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 30, 2014

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South
Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 683-7900
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1, 3, 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Qumu Corporation (the “Company”) hereby furnishes as Exhibit 99.1 a press release issued on July 30, 2014 disclosing material non-public information regarding its results of operations for the quarter ended June 30, 2014 and hereby furnishes as Exhibit 99.2 statements of Sherman L. Black, its President and Chief Executive Officer, and James R. Stewart, its Chief Financial Officer, made on July 30, 2014 at a telephone conference relating to the quarter ended June 30, 2014 results.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effect of Sale of Disc Publishing Business on 2014 Incentive Plan and LTI Program

As described in the Company’s Current Report on Form 8-K dated February 20, 2014, the Company’s Compensation Committee approved and the Board of Directors ratified the establishment of the Company’s short-term incentive program for 2014 (the “2014 Incentive Plan”) and set the cash incentive pay opportunities under the 2014 Incentive Plan for Sherman L. Black, Chief Executive Officer, and James R. Stewart, Chief Financial Officer. Vern Hanzlik, who was designated as an executive officer on March 3, 2014, is also a participant in the 2014 Incentive Plan as described in the Current Report on Form 8-K dated May 3, 2014.

Under the 2014 Incentive Plan, the Compensation Committee determined minimum, target and maximum performance goals for the Company’s disc publishing business and minimum, target and maximum performance goals for three measures relating to the Company’s software business for the performance period ended December 31, 2014 that are applicable to Messrs. Black and Stewart. Because Mr. Hanzlik’s incentive opportunity under the 2014 Incentive Plan will be determined exclusively based on achievement of software business performance measures, the determinations and amendments to the 2014 Incentive Plan described below had no effect on Mr. Hanzlik’s participation in the 2014 Incentive Plan.

Also in February 2014, the Compensation Committee recommended and the Board of Directors approved performance measures under the long-term incentive program originally established in February 2013 (the “LTI Program”) for the twelve month performance period ending December 31, 2014 through the adoption of two matrices, one relating to the disc publishing business and one relating to the software business. Messrs. Black and Stewart are the only executive officer participants in the LTI Program.

With the sale of the Company’s disc publishing business on July 1, 2014 (the “Asset Sale Transaction”), the Compensation Committee reviewed the disc publishing business related performance measures under both the 2014 Incentive Plan and LTI Program for the 2014 performance period. Following its review, the Compensation Committee made the determinations and amendments to the 2014 Incentive Plan and LTI Program as described below effective as of July 30, 2014.

          2014 Incentive Plan Determinations and Amendments

On July 30, 2014, the Compensation Committee determined to allocate all of the potential incentive opportunity for the second half of 2014 from July 1, 2014 to December 31, 2014, to the performance goals relating to the Company’s retained software business, with no changes to the software business performance goals or the maximum, target and minimum amounts of such performance goals. Accordingly, for the second half of the 2014 from July 1, 2014 to December 31, 2014, participants in the 2014 Incentive Plan may earn incentive amounts based on achievement of 2014 annual performance goals for the software business based on three performance measures: (1) contracted commitments (the dollar value of signed customer purchase commitments) from all software sales, weighted at 60%; (2) software revenue, weighted at 20%; and (3) gross margin as a percentage of sales for the software business, weighted at 20%. Achievement of the disc publishing performance measures under the 2014 Incentive Plan for the first half of the 2014 performance period from January 1, 2014 to June 30, 2014 will continue to be based upon the actual achievement of the disc publishing business as compared to the minimum, target and maximum performance goals previously set by the Compensation Committee in February 2014.

As was the case previously, all incentive amounts earned in 2014 (including those relating to the disc publishing business) will be paid in the first quarter of 2015 and an executive officer must be employed by the Company as of December 31, 2014 and as of the payment date in order to receive payout of any incentive amounts earned during the year unless termination of employment is due to death, disability or follows a change in control. Additionally, all incentive payments are subject to “clawback” to the extent required by federal law and the Company’s Second Amended and Restated 2007 Stock Incentive Plan.

          LTI Program Determinations and Amendments

On July 30, 2014, the Compensation Committee determined to allocate all of the potential incentive opportunity under the LTI Program for the twelve month performance period ending December 31, 2014 to the performance goals relating to the Company’s retained software business, with no changes to the software business performance goals or the maximum, target and minimum amounts of such performance goals. Accordingly, for the twelve month performance period ending December 31, 2014 under the LTI Program, Messrs. Black and Stewart may earn incentive amounts based on achievement of 2014 annual performance goals for the software business based on contracted commitments (the dollar value of signed customer purchase commitments) from all software sales.

The stock price performance goal in the software business matrix under the LTI Program was not changed. Further, other than as set forth above, there were no other changes to the design of the LTI Program or potential incentive amounts that may be earned by Messrs. Black and Stewart.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on July 30, 2014.

99.2	Statements of Sherman L. Black, President and Chief Executive Officer, and James R. Stewart, Chief Financial Officer at a telephone conference held on July 30, 2014.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ James R. Stewart
James R. Stewart
Chief Financial Officer

Date: July 31, 2014